Exhibit 21.1





                 LIST OF SUBSIDIARIES OF THE REGISTRANT





                                                 STATE OF
          NAME                                INCORPORATION
          ----                                -------------

   UVTV, Inc.                                    Delaware
   UVTV-A, Inc.                                  Delaware
   UVTV-X, Inc.                                  Delaware
   UV Corp.                                      Delaware
   TV Guide Enterprise Solutions, Inc.           Delaware
   SNTV Holdings, Inc.                           Delaware
   Superstar/Netlink Group, L.L.C.               Delaware
   TV Guide Entertainment Group, Inc.            Delaware
   TV Guide Networks, Inc.                       Delaware
   TV Guide International, Inc.                  Delaware
   Sneak Holdings, Inc.                          Delaware
   Sneak Prevue, L.L.C.                          Oklahoma
   TV Guide Interactive, Inc.                    Delaware
   Prevue Ventures, Inc.                         Delaware
   TV Guide Affiliate Sales, Inc.                Delaware
   SpaceCom Systems, Inc.                        Delaware
   DirectCom Networks, Inc.                      Delaware
   TV Guide Technology Ventures, Inc.            Delaware
   UV Interactive, Inc.                          Delaware
   UV Acquisition Subsidiary, Inc.               Delaware
   EuroMedia Group, Inc.                         Delaware
   United Video Properties, Inc.                 Delaware
   UVSG Companies, LP                            Oklahoma
   ODS Technologies, LP                          Delaware
   SSDS, Inc.                                    Colorado
   Knowledge Workers NA, Inc.                    Colorado